                                                                    Exhibit 25.3


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)



                       THE FIRST NATIONAL BANK OF CHICAGO
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

    A NATIONAL BANKING ASSOCIATION                           36-0899825
                                                         (I.R.S. EMPLOYER
                                                        IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS                   60670-0126
      (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                          CHICAGO, ILLINOIS 60670-0286
             ATTN: LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)



                       KAUFMAN AND BROAD HOME CORPORATION
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)



         DELAWARE                                           95-3666267
   (STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                      IDENTIFICATION NUMBER)

       10990 WILSHIRE BOULEVARD
       LOS ANGELES, CALIFORNIA                                  90024
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                      (ZIP CODE)

               GUARANTEE OF CAPITAL SECURITIES OF KBHC FINANCING I
                         (TITLE OF INDENTURE SECURITIES)

ITEM 1.     GENERAL INFORMATION.  FURNISH THE FOLLOWING
            INFORMATION AS TO THE TRUSTEE:

            (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

            Comptroller of the Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

            (b) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

            The trustee is authorized to exercise corporate trust powers.

ITEM 2.     AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
            IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
            SUCH AFFILIATION.

            No such affiliation exists with the trustee.


ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

            1. A copy of the articles of association of the
               trustee now in effect.*

            2. A copy of the certificates of authority of the trustee to commence business.*

            3. A copy of the authorization of the trustee to exercise corporate trust powers.*

            4. A copy of the existing by-laws of the trustee.*

            5. Not Applicable.

            6. The consent of the trustee required by Section 321(b) of the Act.

            7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

            8. Not Applicable.

            9. Not Applicable.


      Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 4th day of May, 1998.


               THE FIRST NATIONAL BANK OF CHICAGO,
               TRUSTEE

               By /s/ John R. Prendiville
                  --------------------------------------
                  John R. Prendiville
                  Vice President


* EXHIBIT 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF SUNAMERICA INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 1996 (REGISTRATION NO. 333-14201).

                                    EXHIBIT 6


                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                                     May 4, 1998



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of a Guarantee Agreement of Kaufman and Broad Home Corporation with respect to the Capital Securities of KBHC Financing I, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                       Very truly yours,

                       THE FIRST NATIONAL BANK OF CHICAGO



                  By: /s/ John R. Prendiville
                      ----------------------------------
                        John R. Prendiville
                        Vice President

                                    EXHIBIT 7

LEGAL TITLE OF BANK:    THE FIRST NATIONAL BANK OF CHICAGO    CALL DATE: 12/31/97  ST-BK:  17-1630 FFIEC 031
ADDRESS:                ONE FIRST NATIONAL PLAZA, STE 0303                            PAGE RC-1
CITY, STATE  ZIP:       CHICAGO, IL  60670
FDIC CERTIFICATE NO.:   0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31,1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC-BALANCE SHEET

                                                           DOLLAR AMOUNTS IN                                  C400
                                                              THOUSANDS                        RCFD                  BIL MIL THOU
                                                          ---------                        ------   --------------------------------
ASSETS
1.    Cash and balances due from depository
      institutions (from Schedule RC-A):
   a. Noninterest-bearing balances and
      currency and coin(1) ........................                                         0081       4,267,336             1.a.
   b. Interest-bearing balances(2) ................                                         0071       6,893,837             1.b.
2.    Securities
   a. Held-to-maturity securities(from
      Schedule RC-B, column A) ....................                                         1754               0             2.a.
   b. Available-for-sale securities
      (from Schedule RC-B, column D) ..............                                         1773       5,691,722             2.b.
3.    Federal funds sold and securities
      purchased under agreements to resell ........                                         1350       6,339,940             3.
4.    Loans and lease financing receivables:
   a. Loans and leases, net of unearned income
      (from Schedule RC-C) ........................                                RCFD     2122      25,202,984             4.a.
   b. LESS: Allowance for loan and lease losses ...                                RCFD     3123         419,121             4.b.
   c. LESS: Allocated transfer risk reserve .......                                RCFD     3128               0             4.c.
   d. Loans and leases, net of unearned income,
      allowance, and reserve (item 4.a minus 4.b
      and 4.c)                                                                              2125      24,783,863             4.d.
5.    Trading assets (from Schedule RD-D). ........                                         3545       6,703,332             5.
6.    Premises and fixed assets (including ........
      capitalized leases)                                                                   2145         743,426             6.
7.    Other real estate owned (from Schedule RC-M)                                          2150           7,727             7.
8.    Investments in unconsolidated subsidiaries ..
      and associated companies (from Schedule RC-M)                                         2130         134,959             8.
9.    Customers' liability to this bank on
      acceptances outstanding .....................                                         2155         644,340             9.
10.   Intangible assets (from Schedule RC-M) ......                                         2143         268,501             10.
11.   Other assets (from Schedule RC-F) ...........                                         2160       2,004,432             11.
12.   Total assets (sum of items 1 through 11) ....                                         2170      58,483,415             12.


(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

LEGAL TITLE OF BANK:   THE FIRST NATIONAL BANK OF CHICAGO    CALL DATE: 09/30/97 ST-BK:  17-1630 FFIEC 031
ADDRESS:               ONE FIRST NATIONAL PLAZA, STE 0303                                   PAGE RC-2
CITY, STATE  ZIP:      CHICAGO, IL  60670
FDIC CERTIFICATE NO.:  0/3/6/1/8

SCHEDULE RC-CONTINUED

                                                                              DOLLAR
                                                                             AMOUNTS IN
                                                                              THOUSANDS                BIL MIL THOU
                                                                              ---------     --------------------------------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E, part 1)                                                          RCON 2200     21,756,846         13.a
       (1) Noninterest-bearing(1)                                                           RCON 6631      9,197,227         13.a.1
       (2) Interest-bearing....                                                             RCON 6636        559,619         13.a.2
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from
       Schedule RC-E, part II)                                                              RCFN 2200     14,811,410         13.b.
       (1) Noninterest bearing.                                                             RCFN 6631        332,801         13.b.1
       (2) Interest-bearing....                                                             RCFN 6636     14,478,609         13.b.2
14. Federal funds purchased and securities sold under agreements
    to repurchase:                                                                          RCFD 2800      4,535,422         14
15. a. Demand notes issued to the U.S. Treasury                                             RCON 2840         43,763         15.a
    b. Trading Liabilities(from Schedule RC-D)                                              RCFD 3548      6,523,239         15.b
16. Other borrowed money:
    a. With a remaining  maturity of one year or less                                       RCFD 2332      1,360,165         16.a
    b. With a remaining  maturity of than one year through three years                           A547        576,492         16.b
    c.  With a remaining maturity of more than three years                                       A548        703,981         16.c
17. Not applicable
18. Bank's liability on acceptance executed and outstanding                                 RCFD 2920        644,341         18
19. Subordinated notes and debentures (2)                                                   RCFD 3200      1,700,000         19
20. Other liabilities (from Schedule RC-G)                                                  RCFD 2930      1,322,077         20
21. Total liabilities (sum of items 13 through 20)                                          RCFD 2948     53,987,736         21
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus                                           RCFD 3838             0          23
24. Common stock...............                                                             RCFD 3230       200,858          24
25. Surplus (exclude all surplus related to preferred stock)                                RCFD 3839     2,999,001          25
26. a. Undivided profits and capital reserves                                               RCFD 3632     1,273,239          26.a.
    b. Net unrealized holding gains (losses) on available-for-sale
       securities                                                                           RCFD 8434        24,096          26.b.
27. Cumulative foreign currency translation adjustments                                     RCFD 3284        (1,515)         27
28. Total equity capital (sum of items 23 through 27)                                       RCFD 3210     4,495,679          28
29. Total liabilities and equity capital (sum of items 21 and 28)                           RCFD 3300    58,483,415          29

MEMORANDUM
To be reported only with the March Report of Condition.

1. Indicate in the box at the right the number of the statement below that best
describes the most comprehensive level of auditing work performed for the bank                                         Number
by independent external auditors as of any date during 1996 . . . . . . . . . . . . . . FD 6724 . . . . .               M.1

-----------------
      N/A
-----------------

1   =    Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2   =    Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3   =    Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4.  =    Directors' examination of the bank performed by other external auditors
         (may be required by state chartering authority)

5   =    Review of the bank's financial statements by external auditors

6   =    Compilation of the bank's financial statements by external auditors

7   =    Other audit procedures (excluding tax preparation work)

8   =    No external audit work

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

(2)      Includes limited-life preferred stock and related surplus.